Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this Amendment) is made and entered into on this 11th day of April, 2006, by and between THE ROWE COMPANIES (formerly known as Rowe Furniture Corporation), a Nevada corporation, and its successors and assigns (hereinafter referred to as Employer), and GERALD M. BIRNBACH (hereinafter referred to as Birnbach) for the purpose of modifying that certain Employment Agreement between the parties hereto dated February 2, 1998, but effective December 1, 1997 (the “Employment Agreement”).

W I T N E S S E T H :

WHEREAS, Birnbach is the Chairman of the Board, President and Chief Executive Officer of the Employer;

WHEREAS, Birnbach is a significant shareholder of the Employer;

WHEREAS, the Employer, on a consolidated basis, has experienced and continues to experience poor financial performance;

WHEREAS, in light of the consolidated financial performance of the Employer, and as part and parcel of a cost reduction restructuring plan, Birnbach has agreed to significantly reduce his annual salary and severance benefits under the Employment Agreement; and

WHEREAS, Birnbach, as a significant shareholder of the Employer, expects to benefit from the restructuring plan referred to above including this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed as follows:

1. Subparagraph 3 (a) of the Employment Agreement is amended to provide that Birnbach’s Base Salary shall be $469,964 per annum effective April 1, 2006, a 50% reduction from $939,924 (“his Old Base Salary”).

2. Subparagraph 3 (b) of the Employment Agreement is restated in full as follows:

“(b) At such time as the Employer achieves consolidated earnings before interest expense, taxes, depreciation and amortization for financial reporting purposes equal to or in excess of $5 million for a consecutive six month period, Birnbach’s Base Salary shall be increased to $704,946 per annum.”

3. Paragraph 4 of the Employment Agreement dealing with cost of living increases is hereby deleted.

4. Notwithstanding anything contained in Subparagraph 10 (a) of the Employment Agreement to the contrary, the provisions of said Subparagraph 10 (a) shall apply at any time including after a Change in Control.

5. Subparagraph 10 (c) of the Employment Agreement is hereby amended to delete the death benefit payment provided therein. Thus, Birnbach’s estate shall be entitled under Subparagraph 10 (c) of the Employment Agreement to Birnbach’s Base Salary and other benefits that accrue through the date of his termination of employment and his surviving spouse shall be entitled to the Post-Separation Health Benefits.

6. Notwithstanding anything contained to the contrary in Subparagraph 10 (e) of the Employment Agreement, in the event of the involuntary termination of Birnbach’s employment (but excluding death or termination pursuant to Subparagraph 10 (a) or (b) hereof), or Birnbach terminates his employment for Good Reason, in either case prior to, in connection with or following a Change in Control, then Birnbach shall be entitled to receive severance of 1 1/2 weeks pay for each full year of service that he has been employed by the Employer and/or any of its affiliates (including predecessors in interest) based upon his Old Base Salary, but such severance shall not exceed his Old Base Salary for the lesser of 18 months or the remaining Term. Such severance shall be paid monthly for a period of months (or pro rata period thereof) equal to the number of weeks of pay that Birnbach is entitled to receive divided by 4.33. If Birnbach should die after a termination of employment pursuant to Subparagraph 10 (e) of the Employment Agreement and prior to receipt of all severance payments, then the remaining severance payments shall be paid to his estate. Nothing herein shall alter the right of Birnbach or his spouse to the other benefits referred to in Subparagraph 10 (e) of the Employment Agreement including the Post-Separation Health Benefits.

7. Subparagraph 10 (f) of the Employment Agreement relating to special Change in Control benefits is hereby deleted.

8. Wherever reference to Paragraph 4, Subparagraph 10 (c) or Subparagraph 10 (f) is made in other Paragraphs or Subparagraphs of the Employment Agreement such references are hereby deleted.

9. Capitalized terms that are not defined herein shall have the meaning ascribed to such terms in the Employment Agreement.

10. Notwithstanding anything contained in the definition of “Good Reason” in the Employment Agreement, Birnbach agrees and acknowledges that none of the terms of this Amendment shall constitute grounds for termination of employment by him for Good Reason.

11. Except as amended herein, the Employment Agreement and all of its terms shall remain in full force and effect.

12. This Amendment may be executed in counterparts, each of which shall be deemed an original.

The parties have duly executed this Agreement on the day and year first set forth above.

/s/ Gerald M. Birnbach
GERALD M. BIRNBACH

THE ROWE COMPANIES a Nevada corporation

By:	/s/ Garry W. Angle
AUTHORIZED OFFICER

3